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AMENDMENT NO. 42 DATED SEPTEMBER 29, 2025, TO THE PROSHARES TRUST INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 15, 2005, BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

As of September 29, 2025

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate of 0.75% based on its average daily net assets, as follows:1

Fund Name:

ProShares Ultra S&P500

ProShares Ultra MidCap400

ProShares Ultra Dow30

ProShares Ultra QQQ

ProShares Ultra Materials

ProShares Ultra Consumer Staples

ProShares Ultra Consumer Discretionary

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Nasdaq Cloud Computing

ProShares Ultra Nasdaq Cybersecurity

ProShares Ultra Energy

ProShares Ultra Real Estate

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Communication Services

ProShares Ultra Utilities

ProShares Ultra Russell2000

ProShares Ultra SmallCap600

ProShares Ultra MSCI Japan

ProShares Ultra MSCI Emerging Markets

ProShares Ultra MSCI EAFE

ProShares Ultra Nasdaq Biotechnology

ProShares Ultra FTSE China 50

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares Ultra High Yield

ProShares Ultra FTSE Europe

ProShares Ultra MSCI Brazil Capped

ProShares Ultra Top QQQ

ProShares Ultra QQQ Top 30

ProShares Ultra COIN

ProShares Ultra MARA

ProShares Ultra MSTR

ProShares Ultra CRCL

ProShares Ultra NVDA

1All fees are computed daily and paid monthly

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Fund Name:

ProShares Ultra PLTR

ProShares Ultra TSLA

ProShares Ultra BLSH

ProShares Ultra GEMI

ProShares Ultra KLAR

ProShares Ultra FIGR

ProShares Short S&P500

ProShares Short MidCap400

ProShares Short Dow30

ProShares Short QQQ

ProShares Short QQQ Top 30

ProShares Short Russell2000

ProShares Short SmallCap600

ProShares Short Financials

ProShares Short Real Estate

ProShares Short MSCI Emerging Markets

ProShares Short MSCI EAFE

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Short High Yield

ProShares Short FTSE China 50

ProShares UltraShort S&P500

ProShares UltraShort MidCap400

ProShares UltraShort Dow30

ProShares UltraShort QQQ

ProShares UltraShort Russell2000

ProShares UltraShort SmallCap600

ProShares UltraShort Materials

ProShares UltraShort Consumer Staples

ProShares UltraShort Consumer Discretionary

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Energy

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Utilities

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort MSCI EAFE

ProShares UltraShort Nasdaq Biotechnology

ProShares UltraShort Nasdaq Cloud Computing

ProShares UltraShort Nasdaq Cybersecurity

ProShares UltraShort FTSE China 50

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares UltraShort FTSE Europe

ProShares UltraShort MSCI Brazil Capped

ProShares UltraShort Top QQQ

ProShares UltraShort QQQ Top 30

ProShares UltraShort COIN

ProShares UltraShort MARA

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Fund Name:

ProShares UltraShort MSTR

ProShares UltraPro S&P500

ProShares UltraPro QQQ

ProShares UltraPro Dow30

ProShares UltraPro Russell2000

ProShares UltraPro MidCap400

ProShares UltraPro Short S&P500

ProShares UltraPro Short QQQ

ProShares UltraPro Short Dow30

ProShares UltraPro Short Russell2000

ProShares UltraPro Short MidCap400

ProShares UltraPro Short 20+ Year Treasury

ProShares Hedge Replication ETF

ProShares Merger ETF

ProShares Ultra S&P 500 Equal Weight

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:2

FUND NAME	COMPENSATION
(at annual rate expressed as a percentage of
average daily net assets of each Fund)
ProShares Inflation Expectations ETF	0.55%
ProShares Global Listed Private Equity ETF	0.50%
PROSHARE ADVISORS LLC,	PROSHARES TRUST,
a Maryland limited liability company	a Delaware statutory trust
By: /s/ Michael L. Sapir	By: /s/ Todd B. Johnson
Michael L. Sapir	Todd B. Johnson
Chief Executive Officer	President

2All fees are computed daily and paid monthly